                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 21, 2003



                                  SEPRACOR INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                              0-19410                         22-2536587
-----------------------------------   -----------------------------------    -------------------
  (State or other jurisdiction             (Commission File Number)              (IRS Employer
        of incorporation)                                                      Identification No.)


         84 Waterford Drive
          Marlborough, MA                                                            01752
-------------------------------------                                        ---------------------
       (Address of principal                                                       (Zip Code)
         executive offices)


       Registrant's telephone number, including area code: (508) 481-6700


                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS.

         On June 17, 2002, Sepracor Inc. (the "Company") initiated a stock option exchange program for its employees, excluding members of the board of directors and officers of the Company, and filed a Schedule TO-I relating to such stock option exchange program with the Securities and Exchange Commission. Under the terms of this program, the Company agreed to grant to eligible employees six months and one day after the Company's acceptance of surrendered stock options a stock option to purchase one share of Sepracor common stock for every one share for which a surrendered option was exercisable. On July 17, 2002, the Company accepted for exchange stock options, held by certain employees of the Company, to purchase an aggregate of 4,268,542 shares of Sepracor common stock. On January 21, 2003, the Company issued new stock options to purchase an aggregate of 4,066,240 shares of Sepracor common stock at an exercise price of $12.93, which was the closing price of Sepracor's common stock on January 21, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2003                   SEPRACOR INC.



                                         By: /s/ ROBERT F. SCUMACI
                                             ----------------------------------
                                             Robert F. Scumaci
                                             Executive Vice President, Finance
                                             and Administration